As filed with the Securities and Exchange Commission on
                                November 15, 2001.

                              REGISTRATION NO. 333-68774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                                SCHOOLWURKS, INC.
                 (Name of Small Business Issuer in its Charter)

DELAWARE                                                                 22--3698369
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification No.)

                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JAMEE KALIMI
                       PRESIDENT AND CHAIRMAN OF THE BOARD

                              SCHOOLWURKS, INC.
                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 358-3678
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF                       AMOUNT TO BE REGISTERED            PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED                                                     AGGREGATE OFFERING PRICE      REGISTRATION FEE
Common Stock, par value $.0001 per share     11,008,585                         $150,000                      $37.50

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THEY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 31, 2001

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               SCHOOLWURKS, INC.

                        1,000,000 SHARES OF COMMON STOCK

                10,008,858 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 1,000,000 shares of our Common Stock at $0.15 per share. In addition, our selling security holders are offering to sell 10,008,858 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is August 31, 2001


             PRICE TO PUBLIC             PROCEEDS TO
                                         COMPANY
Per Share    $.15                        $.15
Total        $150,000                    $150,000

Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by this Company in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

Currently, the stock of Schoolwurks is not trading on any public market. It is our intention to retain a market maker to apply for trading on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.

                                TABLE OF CONTENTS

SUMMARY FINANCIAL DATA.                                            2

ABOUT OUR COMPANY                                                  3

RISK FACTORS.                                                      3

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS           15

USE OF PROCEEDS.                                                   15

MARKET PRICE OF OUR COMMON STOCK                                   15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.         16

BUSINESS                                                           22
MANAGEMENT                                                         32

PRINCIPAL STOCKHOLDERS                                             36

DILUTION                                                           37

SELLING STOCKHOLDERS                                               39

PLAN OF DISTRIBUTION                                               41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     42

DESCRIPTION OF SECURITIES.                                         42

DELAWARE BUSINESS COMBINATION PROVISIONS                           45

INDEMNIFICATION OF DIRECTORS AND OFFICERS.                         45

WHERE YOU CAN FIND MORE INFORMATION.                               46

TRANSFER AGENT.                                                    47

LEGAL MATTERS                                                      47

EXPERTS.                                                           47

INDEX TO FINANCIAL STATEMENTS                                      f-1

About Our Company

     SchoolWurks, Inc. is a development stage company whose goal is to become an educational technology consulting and integration firm that is focused on the kindergarten through twelfth grade market. In cooperation with anticipated strategic partners and vendors, we intend to develop, package, market, deploy and manage flexible local education and administration networks for schools.

         In July 2001, we made some adjustments to our previous model, an online aircraft auction site, because of what management felt was an adverse business and market environment. Over the past 3 months we have made significant progress towards our new educational technology focus. To date, we have initiated concept development and design of our website, strategy and timeline for product development, as well as a marketing strategy for the initial roll out of our services. Since we anticipate launching our services in the first quarter of 2002, we have not yet provided these services to any customers or received any revenues. We have identified a vendor's remote application platform that we anticipate using for our managed services system, but have not entered into any strategic relationship with that vendor or consummated the purchase of their equipment. We are currently seeking to hire both technical and sales personnel with the expertise to complete the development of our educational technology services, coordinate the efforts of our outside consultants who will be instrumental in developing our initial system infrastructure, and eventually transition into the role of full time consultants for anticipated clients.

         In addition to our internal development, we are also exploring the option of growth through an acquisition or a merger. We are currently in discussion to acquire a leading provider of educational technology consulting and integration services. We have not signed a definitive acquisition agreement with this company and there is no guarantee that we will be able to complete the acquisition. It has been the objective of our discussions with this educational and technology consulting firm to execute and implement as soon as practical a definitive acquisition agreement. Pending the execution of a definitive agreement, our Company has limited assets and is dependent on revenue from this offering and loans from affiliated parties to continue its operations.

         Our business is intended to capitalize on the rapid growth in spending by schools, and in particular, grades kindergarten through twelfth grade, on computer hardware, Internet connections and infrastructure upgrades. As computers increasingly become part of day-to-day classroom instruction, and as the systems become more complex, information technology becomes essential to the school's primary function. We believe schools will increasingly demand reliability and sophistication in their IT systems that go beyond simply designing and installing hardware and networks. We anticipate that many schools will choose to outsource the type of network maintenance and support functions that provide high margin, recurring income to integrators who can successfully provide a reliable and efficient service in this very unique market segment.

How Our Company Is Organized

     We were incorporated under the name i-Aerobids.com, Inc. in the State of Delaware on December 23, 1999 as a wholly owned subsidiary of i-Incubator.com, Inc. (OTCBB:INQU). We were initially incorporated to develop and operate an online auction web site that was dedicated to bringing together buyers and sellers of aircraft and aircraft parts. The website was to reside at www.i-Aerobids.com and was to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. On January 19, 2001, i-Incubator spun off our shares to its shareholders of record. In July, 2001, we ceased developing our web site and began focus on the educational technology consulting industry. We changed on our name on August 29, 2001, to SchoolWurks, Inc. to better reflect our new direction and anticipated operations.

Where You Can Find Us

     We are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. Our telephone number is (305) 539-0900, our facsimile number is (305) 539-0901.

Summary Financial Data

     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period from December 23, 1999 (inception) to June 30, 2000 are derived from the Company's unaudited Financial Statements including the Form 10-SB and 10-KSB filed by the Company. The balance sheet data at June 30, 2001 are derived from the Company's Financial Statements included the Form 10-QSB filed by the Company. The operating results for the three months ended June 30, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                     Period from       Period from          Period from
                               (Date of Inception) to  Three Months         Ended June
                                     June 30,          Ended June 30,       30, 2001
                                        2000               2001
Statement of Operations Data:
Total Operating Expenses             $22,647           $4,082                    $200
Sales and Marketing.                       0                0                       0
Research and Development                   0                0                       0
General and administrative           -------           ------                    -----

Risk Factors

     You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

     Please note that throughout this prospectus, the words "we", "our" or "us" refer to SchoolWurks and not to the selling stockholders.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing could have a material adverse effect on our ability to maintain business operations.

     We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of becoming a provider of educational technology consulting and integration services. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have a material adverse effect on our ability to implement our acquisition and growth strategy, and as a result, could require us to diminish or suspend our acquisition strategy and possibly cease our operations.

Our independent auditors have issued a report in which they expressed substantial doubt about our ability to continue as a going concern.

     The report of our independent auditors on our financial statements for the year ended December 31, 2000 contains an explanatory paragraph, which indicates that we have recurring losses from operations. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in our company.

We have a limited operating history that you can use to evaluate us.

     Since our inception, we have been engaged solely in start-up activities and have not commenced material operations in our core business of providing educational technology consulting and integration services to schools. From our inception to July, 2001, we were engaged in an entirely different line of business. We have not generated any revenues to date and have no significant assets or financial resources. Because we have a limited operating history, we have no meaningful financial historical data to use as a basis for determining future operational performance. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. We cannot assure you that we will be successful in addressing these risks or any other risks. We cannot assure you that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful.

We intend to grow through acquisitions or other companies, and our business and financial results could be adversely affected if we do not successfully implement these acquisitions.

     Our primary business strategy is to acquire other businesses, which are in the highly fragmented educational technology consulting and integration industry. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. We are currently in negotiations and discussions with a provider of educational technology consulting and integration services. Our ability to complete that acquisition and other acquisitions may be constrained by, among other things, our ability to raise additional capital or obtain debt financing. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

     *    the difficulty of assimilating the acquired operations and personnel;
     * the potential disruption of our ongoing business and diversion of resources and management time;
     * the possible inability of management to maintain uniform standards, controls, procedures and policies;
     * the risks of entering markets in which we have little or no direct prior experience; and
     * the potential impairment of relationships with employees or customers as a result of changes in management.

     Therefore, we cannot present to you that we will be able to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into us without encountering significant delays, costs or other problems.

A business combination with a third party provider will probably result in a change in control and of management.

     A business combination with a third party involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of another company obtaining a controlling interest in the Company. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of her participation in the future affairs of the Company.

Reduced spending by federal, state, and local governments on technology deployment in the schools would have a material adverse impact on the Company.

         The federal, state, and local governments provide a material and substantial amount of funding, which is used by our anticipated education customers to purchase their IT products and services. There is no assurance that those funding levels will increase. The Company is not able to offer assurances that such funding will not seriously diminish or disappear altogether. If such government funding for IT development in the schools were to materially diminish, this would have a material adverse impact on the Company.

State governments in states where the Company operates and will operate in the future have adopted state contracting procedures, which may substantially limit the number of companies that may enter into direct contractual relationships with K-12 schools or higher education institutions in a state.

If a company does not have such a state contract, that company may be prohibited from doing business with schools and other state educational institutions in a particular state, or the company may only do such business as a subcontractor of a company that has such a state contract. In the latter case, the company may have to pay commissions or share profits with the company holding the state contract. We currently do not have access to a state contract. There can be no assurance that we can obtain these contracts, and if obtained, that the states will renew these contracts. If they are not obtained or renewed, this will have a material and adverse impact on the company.

We may not be able to compete successfully with other providers of IT consulting and integration services.

         There is a great number of IT integrators in the United States. Several of these competitors, some many times our size or the size of our acquisition target or targets and with greater financial resources, compete directly in our line of business. Although we have devised a strategy for competing in our marketplace, we cannot assure you that we can succeed or that we will be successful enough to support the growth of our company.

We are dependent upon our ability to procure and integrate sophisticated data processing systems.

         The success of our business relies on our capability to obtain, process, analyze, and manage data and to maintain and upgrade our data processing capabilities. The Company's business, financial conditions, and results of operations may be adversely affected if, among other factors, its data processing capabilities are interrupted or fail for any extended length of time; if it fails to upgrade its data services; if its data processing system is unable to support its expanded business; or if it loses or becomes unable to store data.

"Penny Stock" rules may make buying or selling our common stock difficult.

     Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We will require additional management personnel with expertise in educational technology consulting and integration services in order to achieve our business objectives.

     We will require additional management, middle management and technical personnel who have previous expertise in educational technology consulting and integration services in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the networking, computer hardware and software programming industries. If we do not succeed in attracting new personnel, our business will be adversely affected.

Certain provisions of our Charter and Delaware law could make a takeover more difficult.

     Our charter and bylaws and the laws of Delaware, the state in which we are incorporated, contain provisions that might make it more difficult for someone to acquire control of us in a transaction not approved by our board of directors. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors other than the candidates nominated by our board of directors. The existence of these provisions could adversely affect the market price of our common stock.

     These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

       Some of the statements in this prospectus are "forward-looking statements". These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

     The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds from the sale of the additional 1,000,000 shares of our common stock at an assumed initial public offering price of $0.15 per share, are estimated to be $150,000. We expect to use the net proceeds from this offering, if any, for working capital and other general corporate purposes. In the event that we do not raise the full amount from this offering, the proceeds raised will be used first for working capital needs and then for other general corporate purposes. We do not have a present intention to use this proceeds from this offering to repay any loan to Michael D. Farkas or his affiliated entities. We have agreed to bear the expenses relating to the registration of our own shares as well as for the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

     There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                                    DIVIDENDS

     To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                           PENNY STOCK CONSIDERATIONS

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------

     The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. The financial information presented is for the three months ending June 30, 2001, for the three month ended June 30, 2001 and for the period December 23, 1999 (inception) through June 30, 2001.

     The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

     SchoolWurks, Inc. is a development stage company whose goal is to become an educational technology consulting and integration firm that is focused on the kindergarten through twelfth grade market. In cooperation with anticipated strategic partners and vendors, we intend to develop, package, market, deploy and manage flexible local education and administration networks for schools.

         In July 2001, we made some adjustments to our previous model, an online aircraft auction site, because of what management felt was an adverse business and market environment. Over the past 3 months we have made significant progress towards our new educational technology focus. To date, we have initiated concept development and design of our website, strategy and timeline for product development, as well as a marketing strategy for the initial roll out of our services. Since we anticipate launching our services in the first quarter of 2002, we have not yet provided these services to any customers or received any revenues. We have identified a vendor's remote application platform that we anticipate using for our managed services system, but have not entered into any strategic relationship with that vendor or consummated the purchase of their equipment. We are currently seeking to hire both technical and sales personnel with the expertise to complete the development of our educational technology services, coordinate the efforts of our outside consultants who will be instrumental in developing our initial system infrastructure, and eventually transition into the role of full time consultants for anticipated clients.

         In addition to our internal development, we are also exploring the option of growth through an acquisition or a merger. We are currently in discussion to acquire a leading provider of educational technology consulting and integration services. We have not signed a definitive acquisition agreement with this company and there is no guarantee that we will be able to complete the acquisition. It has been the objective of our discussions with this educational and technology consulting firm to execute and implement as soon as practical a definitive acquisition agreement. Pending the execution of a definitive agreement, our Company has limited assets and is dependent on revenue from this offering and loans from affiliated parties to continue its operations.

         Our business is intended to capitalize on the rapid growth in spending by schools, and in particular, grades kindergarten through twelfth grade, on computer hardware, Internet connections and infrastructure upgrades. As computers increasingly become part of day-to-day classroom instruction, and as the systems become more complex, information technology becomes essential to the school's primary function. We believe schools will increasingly demand reliability and sophistication in their IT systems that go beyond simply designing and installing hardware and networks. We anticipate that many schools will choose to outsource the type of network maintenance and support functions that provide high margin, recurring income to integrators who can successfully provide a reliable and efficient service in this very unique market segment.

         Initially we intend to concentrate mainly in the Mid-Atlantic region. While management views the ultimate market for our services as inclusive of the entire United States, marketing efforts will be necessarily confined to the Mid-Atlantic region because of ours extremely limited cash and other resources. The implementation of the Company's plans for expansion is dependent upon its ability to raise significant additional capital from operating revenues.

         During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

     * within 30 days of completion of this offering, complete the acquisition of the company that we are currently in negotiations with;

     * within 30 days of completion of this offering, hire and train additional staff, including management, marketing staff, administrative personnel and technical developers. We anticipate hiring at a minimum 10 employees in the next twelve months;

     * upon closing of the offering, begin to identify and target local and regional providers of IT consulting and network services to educational institutions, particularly those in the k-12 market;

     * acquire and consolidate targeted and identified providers of IT consulting and network services to educational institutions, particularly those in the k-12 market;

     Each of these steps present significant risks with respect to our ability to implement our plan of operations which are discussed in the "Risk Factors" section of this prospectus. You should carefully review these risks prior to participating in the offering.

     We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Results of Operations

     For the three months ending June 30, 2001, the three month ended June 30, 2000 and for the period December 23, 1999 (inception) through June 30, 2001, we recorded a net loss of $4,405, $200 and $23,224 respectively. This operating loss is largely attributable to general and administrative expenses associated with a start-up venture and the development of our web site. We did not generate any revenues during these periods. Net loss per share of common stock was approximately .0004 for the three month period ending June 30, 2001 and $.0001 for the three month ending June 30, 2000. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

         At June 30, 2001, we had current assets of $406 and total assets of $406. These assets consist of cash on hand of $406.

     We received an aggregate total of $13,488.58 in connection with unsecured loans from Atlas Equity Group, Inc., a shareholder of the Company, and issued promissory notes in the same amount at an interest rate of 10% and maturity dates ranging from January 24, 2001 through May 22, 2002. Proceeds from this loan were used to pay administrative expenses and working capital. As of June 30, 2001, we had a cash balance of approximately $406.

Cash Requirements and Additional Funding

     We are dependent on external capital to develop, complete, and launch its business operations and to finance its business strategy of becoming an educational technology consulting and integration firm that is focused on the kindergarten through twelfth grade market. This external capital will also be necessary in order for our operations to reach a level in which it may internally generate the cash flow necessary to sustain our operations. If we are unable to raise new capital, we may not be able to maintain business operations.

     The plan of operation described in this discussion assumes that we will be successful in raising additional and necessary capital. We believe that proceeds from this offering, assuming we raise $150,000, will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next four months. Continuing operations thereafter will depend on cash flow from operations and the ability to obtain any additional through equity, debt or other financing.

         If we are unable to raise the $150,000 from this offering, we may be forced to delay, scale back or eliminate certain product and service development programs. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our services. Although we have historically relied upon financing provided by our shareholders to supplement our operations, they are not legally obligated to provide us with any additional funding in the future. We currently do not maintain any lines of credit nor do we have any agreements for additional sources of financing.

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

                             BUSINESS - OUR COMPANY

A Summary Of What We Do

     SchoolWurks, Inc. is a development stage company whose goal is to become an educational technology consulting and integration firm that is focused on the kindergarten through twelfth grade market. In cooperation with anticipated strategic partners and vendors, we intend to develop, package, market, deploy and manage flexible local education and administration networks for schools.

         In July 2001, we made some adjustments to our previous model, an online aircraft auction site, because of what management felt was an adverse business and market environment. Over the past 3 months we have made significant progress towards our new educational technology focus. To date, we have initiated concept development and design of our website, strategy and timeline for product development, as well as a marketing strategy for the initial roll out of our services. Since we anticipate launching our services in the first quarter of 2002, we have not yet provided these services to any customers or received any revenues. We have identified a vendor's remote application platform that we anticipate using for our managed services system, but have not entered into any strategic relationship with that vendor or consummated the purchase of their equipment. We are currently seeking to hire both technical and sales personnel with the expertise to complete the development of our educational technology services, coordinate the efforts of our outside consultants who will be instrumental in developing our initial system infrastructure, and eventually transition into the role of full time consultants for anticipated clients.

     In addition to our internal development, we are also exploring the option of growth through an acquisition or a merger. We are currently in discussion to acquire a leading provider of educational technology consulting and integration services. We have not signed a definitive acquisition agreement with this company and there is no guarantee that we will be able to complete the acquisition. It has been the objective of our discussions with this educational and technology consulting firm to execute and implement as soon as practical a definitive acquisition agreement. Pending the execution of a definitive agreement, our Company has limited assets and is dependent on revenue from this offering and loans from affiliated parties to continue its operations.

         Our business is intended to capitalize on the rapid growth in spending by schools, and in particular, grades kindergarten through twelfth grade, on computer hardware, Internet connections and infrastructure upgrades. As computers increasingly become part of day-to-day classroom instruction, and as the systems become more complex, information technology becomes essential to the school's primary function. We believe schools will increasingly demand reliability and sophistication in their IT systems that go beyond simply designing and installing hardware and networks. We anticipate that many schools will choose to outsource the type of network maintenance and support functions that provide high margin, recurring income to integrators who can successfully provide a reliable and efficient service in this very unique market segment.

     The Company's corporate offices are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. The Company's corporate staff consists of one person experienced in the online market. The Company's telephone number is (305) 359-0900.

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

Prior Business Model

         From its inception on December 23, 1999 to July 2001, we were anticipating the completion of a specialized online person-to-person trading website dedicated to bringing together sellers and buyers of aircraft and aircraft parts. The website was to reside at www.i-Aerobids.com and was an attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. Anticipated sales were to be conducted by a traditional rising price auction (the highest bid wins), and was to be hosted by the Company. The Company's goal was to create a comprehensive airplane and plane parts services site for individuals on both sides of the transaction, and thus offer additional value added services through links to its anticipated strategic partners. In addition to the auction, anticipated products offered through strategic partners included: loans and financing calculators, insurance and quote comparisons, airplane appraisal services, content and research on aircraft models and ownership, other luxury items and services, and image hosting services for showing an airplane online. Because of adverse business and market conditions in the online auction and dot com space, in July 2001 we decided to refocus our organizational efforts on education technology services. We believe that this transition provides the right business direction in the current environment, and will allow us to leverage some of our existing resources as part of the transformation.

General Marketplace Growth

         We believe that growth in the elementary and secondary education marketplace will occur partly because of an increase in the number of students and teachers. The US Census Bureau projects the 5- to 17-year-old population in the United States (US citizens) will increase from 50.9 million in 1998 to 52.0 million in 2010, an increase of 2%. The US Department of Education ("DOE") projects public and private K-12 enrollment will increase from 52.5 million students in 1998 to 53.5 million in 2005, and then decrease to 53 million by 2010 - a net increase of 1% over the projection period. The number of classroom teachers is expected to grow from 3.22 million in 1998 to 3.35 million in 2010, a 4% increase likely due, in large part, to smaller class sizes.

         However, the DOE projects that most of the growth in the K-12 marketplace will come from dramatically increasing expenditures in the United States for elementary and secondary education. The DOE projects a 38% constant dollar increase in current expenditures for public elementary and secondary schools from 2000 to 2010 under its mid-range forecasts. Likewise, the DOE projects current expenditures per pupil in average daily attendance will increase 36% in constant dollars from 2000 to 2010, once again based on mid-range economic and demographic assumptions.

Snapshot of K-12 Spending

         Currently in the United States, there are over 90,000 elementary and secondary schools with a student population of around 50 million. The DOE has calculated that the total expenditures from all sources for K-12 schools were around $389 billion in 1999. This represented over half of the $647 billion that was spent on all educational institutions in the United States during that year, including colleges and universities. The $389 billion figure was 4.2% of the nation's entire gross domestic product ("GDP") for 1999. Since the US economy did well in 1999, this percentage was slightly below the 4.3% of GDP K-12 spending averaged in the previous 10 years.

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

         About $322.3 billion of the 1999 total were spent in the public school system. The DOE has estimated that national spending just for public elementary and secondary schools will rise to over $400 billion in 2010.

         It is important to recognize that only a small percentage of K-12 school funding in our country comes from the federal government. In 1999, the federal government spent about $40 billion on elementary and secondary education
- just over 10% of the total - notwithstanding the numerous programs enacted by Congress to encourage the deployment of technology in the nation's schools. However, that figure was projected to rise to $44 billion in the year 2000. Aside from federal monies, K-12 spending is almost evenly divided most years between state and local governments in most states.

         State and local funding for elementary and secondary education, particularly in the area of technology spending, is complicated by several different factors. In its February 2000 report, the North Central Regional Education Library points out that almost 85% of K-12 technology spending comes from state and local sources. Such expenses are somewhat nontraditional for schools, since they cover a combination of major equipment purchases, specialized staff hiring, and the ongoing training of existing staff. They do not fit easily within traditional budget line items for capital, labor, or recurring material expenses.

         The schools themselves have adopted different approaches to funding technology deployment. Some simply have added to existing budget line items absent a technology specific line item, while others have restructured their budgets to accommodate this new and important investment with specific line items. Moreover, the budgeting approach has often been caught up in new trends in education budgeting, such as site-based management, which gives more purchasing authority to individual schools within a district.

         The states often have opted to aggregate demand and increase their purchasing power by bidding out "state contracts", which secure more favorable pricing for technology hardware, materials, and services.

         Consequently, the complexities inherent in state and local education financing often limit the number of companies that are able to participate as vendors of technology equipment and services. Smaller companies that have good relationships at the local and state levels, and have considerable experience in budgeting and financing practices in particular localities and states have a competitive advantage.

The Specific Marketplace-K-12 Technology

         There are no current reliable statistics on how much public and private schools are spending on K-12 technology deployment. We believe that the amount of spending however is large and growing. We believe that the total technology spending for all K-12 schools and higher education institutions in the United States could be in the billions of dollars this year. There are a number of factors suggesting this is an accurate estimate.

         First, the federal government has instituted a number of programs, which provide grants, and other forms of assistance to elementary and secondary schools specifically for technology. The programs include the following:

     o The education-rate, or E-rate, program provides $2.25 billion a year in subsidies for Internet and telephone connections for schools and libraries. Over 80,000 schools have benefited from the program.

     o The Technology Literacy Challenge Fund provides funding to states through formula grants for computers, software, and Internet connections. Since 1996, states have received $1.475 billion from this fund.

     o The Star Schools program makes available about $50 million a year for technology necessary for distance learning.

     o DOE grants for teacher training in technology total around $75 million a year.

     o The Technology Innovation Challenge Grant program has provided about $1.5 billion to cities and towns that form innovative technology partnerships with local entities, including schools.

         Second, Internet connections in the schools have dramatically increased. The National Center for Education Statistics estimates that the number of public schools connected to the Internet increased from 65 % in l996 to almost 100 % in the year 2000. Internet connections are an important step towards fully deploying computer assisted education techniques in a school.

         Third, K-12 schools are finding the resources to rapidly increase the availability of computers and Internet connections in the instructional classroom. In a year 2000 report, the DOE estimated that 63 % of the nation's K-12 classrooms had an Internet connection in 1999, up from 27 % in 1997. The same report estimated that each of those classrooms had an average of one computer for every nine students. 84% of the teachers surveyed in this study reported they had computers available in their classrooms, whether or not they were connected to the Internet

         Fourth, and perhaps most critical, there is strong evidence that teachers are becoming more sophisticated in the use of computer assisted education techniques. Approximately half of the teachers who had computers in their classroom in 1999 used them for actual classroom instruction, including word processing, creating spreadsheets, internet research, solving problems, analyzing data and gathering information for lesson plans.

Evolution of Technology Integration in Schools

         K-12 spending in the United States is currently very large. The schools are spending a rapidly growing percentage of that money on computer hardware, Internet connections, and infrastructure upgrades. Moreover, there is evidence that computers are creeping into day-to-day classroom instruction, which of course is the school's central function. Information technology is becoming more important to the school in the performance of its primary mission.

         Moreover, the systems are becoming more complex as teachers and students begin to master the computer, to become familiar with its capabilities, and to work with more complex software and online learning programs. Accordingly, we believe schools will increasingly demand reliability and sophistication in their IT systems, as computer-assisted learning becomes an integral part of routine educational activities in the classroom.

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

         When faced with similar challenges during the past decade most major corporations built sizable IT departments that were responsible for maintaining and operating their networks and online businesses. Schools are in a more difficult position for several reasons. They would prefer to spend the limited dollars they have on hardware, learning software, and the network itself, rather than on additional staff to operate and maintain it. In fact, available funds are often restricted in that respect. Moreover, staff-to-student and staff-to-teacher ratios are often sensitive issues within the school's management criteria. Finally, the salary structures in schools are not adequate to maintain a sophisticated IT operation. Staff salaries tend to be measured against teacher salaries, and the DOE predicts average K-12 teacher salaries will rise only to $43,401 in 2010 from $41,394 in the year 2000.

         Accordingly, we believe there will be a growing market for outsourced IT services and customized managed services in elementary and secondary schools in years to come. The educational market will go far beyond simply designing and installing hardware and networks. We believe many schools will choose to outsource the type of managed service, maintenance, and support functions that provide high-margin, recurring income to companies that can successfully provide a reliable and efficient service in this unique market segment.

         We anticipate offering a range of traditional products and services organized around two main divisions: Professional Services and Managed Services. Professional Services will be comprised of Installation Services of personal computers and network equipment; Consulting and Design services, such as network design, technology infrastructure assessment and project management; Educational Consulting such as professional development and instructional technology evaluations; and Web Site Design and Development and Application Design and Development. In addition, we anticipate providing Managed Services such as: remote network monitoring; remote server backup and remote client backup; and remote application services, such as email hosting and Websense content, filtering, web site hosting and web-based help desk.

Professional Services

     The Professional Services division is anticipated to be the most staff intensive division of our organization. To cover the range of anticipated services, requires the recruitment of a highly diverse and specialized team of full time staff and outside consultants. Initially our plan is to hire a full time educational IT services sales professional and an experienced IT services lead consultant. The sales professional will be responsible for generating new business within the educational IT space and dealing with all aspects of ongoing client services, while the lead consultant will manage the technical and implementation aspects of all engagements. This will include the selection and management of all outside vendors and consultants. Outsourced consultants will be organized along 4 main core competencies; Installation Services, Consulting and Design, Educational Consulting and Web Site and Application Design and Development. Both team leaders will collectively work with our anticipated clients through all phases of the implementation process to help ensure that the solution meets client expectations and stays within budget. At the end of each phase, Schoolwurks will produce a set of deliverables for client acceptance. The following project management process for a Web Site and Application Design and Development engagement provides an example of our anticipated operating approach:

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

Objective Identification

The first phase will involve understanding the client's existing technology and educational objectives. Once the client's objectives are outlined, a basic plan will be formulated, including a definition of how the success of the website or project will be assessed. Schoolwurks will also establish the project's scope and budget and will create a detailed work plan during this phase.

Site Architecture and Plan

In the next phase, Schoolwurks will create the layout of the website, including the plan for any database or functions that will be linked to the site. During this phase we will address specific educational objectives and define the functional, technical and creative requirements necessary to put the solution into effect. Each aspect of the project will be documented in writing and Schoolwurks will collaborate with the client to refine the layout and architecture of the website. Schoolwurks will develop a representative prototype of the solution to test the initial concept and its functionality.

Solution Design

Once the structural foundation is established and approved by the client, Schoolwurks will focus on completing the information, interaction and interface design aspects of the project. Schoolwurks will develop the features of the site, refine the technology architecture for the solution and will conduct usability testing to evaluate the performance of the solution. By the end of this phase, Schoolwurks will deliver a functional prototype of the website and a detailed plan for the implementation and use of the functionality.

Implementation

The final product will be built and launched for the client during this phase. If necessary, Schoolwurks will integrate the website with the client's existing information technology infrastructure. As part of the final delivery process, Schoolwurks will perform quality assurance tests and ensure that the client understands how to use and maintain the newly created site through client training and maintenance documentation.

Maintenance and Enhancement

After implementation of the solution, Schoolwurks will monitor it for a specified period of time and analyze how the solution will perform against the criteria established during the initial phase. In addition, Schoolwurks will encourage clients to continue to work with Schoolwurks to address the needs for the next generation of the solution as new technologies are developed and end-user's requirements evolve.

Managed Services

         In July, the Company began its efforts to design Version I of its managed services offering. We have refocused our resources from the completion and maintenance of our previous online auction web site to the creation of our new website, www.schoolwurks.com, with the functionality to deliver remote network monitoring, help desk services, remote back up and remote application services, such as Websense content filtering. The current development effort requires the expertise of additional consultants, as well as a full time technology architect and support staff. We have begun the process of adding these individuals to the team, and anticipate launching our website with the abovementioned functionality in the first quarter of 2002.

         Our initial efforts are focused on the development of our Content Filtering service, which we anticipate using for customization of future educational clients' hardware and software. Content filtering is now a federal requirement for all k-12 schools receiving federal funding, as it sets a firm criterion for the type of information that students can access online through their school networks. The Schoolwurks Content Filtering solution is expected to run off the Websense Enterprise software platform, widely recognized as one the most effective content filtering products available today. We have not formalized the relationship with this vendor, but anticipate utilizing this product. Schoolwurks plans to deliver the Websense product to K- 12 customers on a pre-configured 1U file server with the following characteristics: 800Mhz Pentium III processor, 256MB memory, 20GB mirrored hard drives, 10/100 Ethernet NIC and the Windows 2000 server operating system. Schoolwurks also anticipates providing all of the services required for the configuration, installation, and ongoing management of this server.

         As part of the package, Schoolwurks plans to include a Consulting Services engagement to assist with the process of establishing client-specific content filtering policies. When implemented, the client will have a fully managed, high-value, content filtering solution that also will ensure compliance with federal legislation requiring K- 12 schools receiving federal grants, such as E-Rate, to implement a content filtering technology.

         We anticipate that utilizing content filtering, will provide the initial entry into the schools, and will be the perfect platform for cross selling other Managed Service products. We plan on utilizing the same lU content filtering file server, which will be installed and paid for under this program, to deliver a range of other customized managed services to the customer. These future services will include remote network monitoring and remote help desk services.

         In addition to the development of our Version 1 managed services offering, we anticipate that over time our team of consultants will be developing new elements in the customized managed services product line. These may include a more sophisticated remote network monitoring service which provides video access and temperature monitoring of hardware enclosures, firewall management services for enhanced security, remote fix services for certain problems that reoccur as a matter or course on computers and servers, among others elements. We cannot guarantee that these additional services will be economically practicable or will he deployed, but this direction is a part of our current corporate development strategy.

                          MARKETING AND GROWTH STRATEGY

         We are in the process of developing a marketing and growth strategy. We believe that the unique and complex nature of this marketplace is a barrier to entry for many large competitors, unless an acquisition of a company operating in this sector is completed. We also believe these marketplace characteristics have created a geographically disparate, "small company" industry that is ripe for consolidation through a series of fiscally and operationally sound mergers and acquisitions. Finally, we believe K-12 IT integration is evolving into a professional services and managed services marketplace that will accommodate higher margins and scale economies. Therefore, assuming the successful completion of this offering and the acquisition of a leading provider of educational IT Technology consulting services, we anticipate that we will be able to penetrate the market and over time, establish a leadership position in the educational IT Technology services industry. This strategy comprises the following steps.

* Consolidate Presence in Current Market We intend to consolidate this highly fragmented industry. We will seek to acquire fiscally and operationally prudent companies in regions and districts that we will not have a presence in. Specifically, we intend to acquire those companies that are cash flow positive to us on, or shortly after, the day of acquisition and yield acceptable returns on our investment. Acquisition targets must have excellent working relationships with K-12 or higher education institutions in their area of operations. We anticipate that these targets will be private companies whose principals seek the liquidity of a publicly traded stock or who are retiring.
* Strengthen Sales Systems--We anticipat that the sales representatives and senior management will be our primary customer contact and customer relationship persons. We intend to keep our sales force segmented and focused on individual market segments for the foreseeable future, unless growth or local marketplace characteristics dictate exceptions. We anticipate that over half of our sales representatives will be generating business exclusively in the K-12 market. We expect a small but highly qualified group to focus on higher education institutions, with one sales representative responsible for generating commercial business. We do not anticipate employing paid advertising, but do anticipate making appearances at trade and industry conferences. At this point in our development, we will rely on our salespeople and senior executives to build relationships within a customer base. We have begun the recruiting process for a senior sales representative to head up our sales and marketing division. We are planning to consummate the hire with proceeds from this offering, coordinated with the anticipated launch of our Version 1 managed services product.
* Develop Relationships with Vendors--We intend to develop relationships with a number of vendors, including IBM, Apple, Dell, Cisco, Microsoft, Novell, Citrix, Lucent Technologies, Avaya Communications, LiveVault Corporation, 3COM, and a number of others, but avoid becoming a captive of any one of them. To date, we have not forged or entered into any such relationships and we do not anticipate entering into such relationships until our offering is completed.
* Develop Higher Education Business-- Information available to the Company indicates higher education institutions spend over $25 million a year on information technology deployment now and the US DOE forecasts that the figure will grow steadily. Many of our products and services can be deployed in colleges and universities, but the marketing, sales and some fulfillment issues are not the same as in K-12 schools. Accordingly, we intend to implement a strategic decision to develop a marketing and sales capability among this group of customers and to sell certain of its services, managed services and certain products to them. We do not expect this line of business not to be a positive contributor to earnings in 2001.

                                   FULFILLMENT

         Unlike the sales function, Schoolwurks believes that there are considerable opportunities to achieve centralization and economies of scale in fulfillment. Our investigation has shown that technicians and engineers perform approximately the same product delivery functions in K--12 schools, higher education institution's and commercial accounts.

Accordingly, the Company plans to initially maintain a centralized resource allocation and dispatch function in our central office, until growth or an acquisition forces a coordinated regionalization of those functions. Under normal circumstances, engineers and technicians will travel directly to and from job sites from their places of residence, staying overnight at remote locations for jobs that take more than a day. Travel costs will typically be recovered from the Company's customers.

                                     REVENUE

         We anticipate that future revenues will be derived from fees for services generated on a project-by-project basis. Clients will be charged for the time, materials and expenses incurred on a particular project. We anticipate that as we expand, some of Schoolwurks's future revenues will be derived from fixed-fee contracts.

         We believe that gross margins for managed services can be higher than professional services, once sufficient scale is achieved. We believe gross margins for managed services can be in excess of 50%. Naturally, how much the gross margin exceeds 50% depends on the achievement of scale and how big an operating footprint is served by the same fixed cost facility. We cannot assure that the margins quoted above will prevail in this market in the future or that it will conduct our business in such a manner that such margins will prevail.

                                   COMPETITION

     There are thousands of IT integrators in the United States. According to a 1999 study, over 47,000 IT service firms operate in the US, and the average firm has 11 employees who generate sales just over $1.4 million per establishment. Many are companies much larger than we are whose primary business is serving other large corporations. These large integrators include huge telephone companies, computer manufacturers, accounting firms, and business consulting firms.

     Based on our research into the industry, few of the largest providers are focused on the education market and specifically K-12, except in the largest school districts. To the extent they acquire IT integration obligations in the context of a sale of their primary product (e.g., a sale of computers by a large computer company), these large companies often subcontract the integration work to a smaller local company. The IT integration industry for elementary and secondary schools in the United States now consists primarily of a number of small to medium size companies who do business in only one state or region. The industry is unconsolidated.

     The reason for that is these are customers who have a plethora of legal and financial complexities that can only be navigated successfully through local relationships and significant experience in this market. Even physical access to the schools to do contract work can be a major headache for the inexperienced. Most of the large companies that have taken an interest in the business have abandoned it as too costly for their centralized operating structures to manage. Therefore, it is essential to our business strategy that we complete the acquisition of an operating educational consulting firm that has already the local relationships and significant experience in the market.

GOVERNMENT AND STATE REGULATION

     We believe that no government approval is necessary for our principal products or services and that there are no government regulations which currently have a material effect on our operations. As Internet commerce evolves, we expect that federal and state agencies may adopt legislation and regulations covering issues such as user privacy, pricing, content and quality of products and services. Although many of these regulations may not apply to our business directly, we expect the future legislation and regulation could expose companies involved in e-commerce and the sale of advertising over the Internet to liability which could limit the growth of Internet commerce generally. We could face exposure to liability resulting from allegations of defamation, breach of privacy or inappropriate usage of e-mail by visitors to our website. In addition, regulations which increase the cost of Internet access may have an effect on the use of the Internet. Any new government regulation of our product, whether at the federal, state or local level, may increase our costs and the price of our systems, and may have a negative impact on our revenue and profitability, and therefore, harm our business, prospects, results of operations, or financial condition.

                                    EMPLOYEES

     We employ one person on a part-time basis. We will employ additional people And utilize outside consultants as we continue to implement our plan of operation. Our employees is not covered by a collective bargaining agreement, and we believe that our relationship with our employee is satisfactory.

                             DESCRIPTION OF PROPERTY

     We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc. Michael D. Farkas the principal shareholder of the company is also the sole shareholder of Atlas Equity Group, Inc. We currently do not pay any rent to Atlas Equity Group, Inc.

                                LEGAL PROCEEDINGS

     To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME              AGE      POSITION
----              ---      --------

Jamee Kalimi       32       President, Secretary and Director

DIRECTORS

JAMEE KALIMI has been our President and Secretary since inception. Since 1998, Ms. Kalimi has been President and Director of i- Incubator.com, Inc. a publicly traded company listed on the OTC Electronic Bulletin Board. (OTCBB:INQU). Ms. Kalimi is currently the President of i-CarAuction.com, Inc., and is Vice President and Secretary of i-Teleco.com, Inc. all of which were subsidiaries of

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

i-Incubator.com, Inc. Ms. Kalimi is also Secretary of Genesis Energy Group, Inc. Ms. Kalimi has been in the telecommunications industry since 1990, specializing in pay per call services and the marketing of such services. She has an active real estate license in the State of Florida, which was obtained in 1995. Prior to working for us, she was an assistant to the President of Atlas Equity Group, Inc. from February 1998 to October 1998. She worked as a Real Estate Sales and Leasing Manager for Sclar Realty from April 1996 to February 1998 and as President of AvJam Communications, Inc. from January 1994 to April 1996.

BOARD OF DIRECTORS

The board of directors consists of one director.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Jamee Kalimi has been our President and Secretary since inception. Ms. Kalimi received no compensation for services performed during the 2000 fiscal year. The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2001 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2001.

                                       SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                                                              RESTRICTED     SECURITIES
NAME AND PRINCIPAL             FISCAL      OTHER     ANNUAL     STOCK         UNDERLYING     OPTIONS          ALL OTHER
POSITION                       YEAR        SALARY    BONUS      COMPENSATION  AWARDS         (NO. OF SHARES)  COMPENSATION
--------                       ----        ------    -----      ------------  ------         ---------------  ------------
Jamee Kalimi                   2001        $    0        0               0         0         0                $       0
President and Secretary


Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                  STOCK OPTIONS

We did not grant stock options in 2000.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2001:

                          OPTION GRANTS IN FISCAL 2000

                               (INDIVIDUAL GRANTS) (1)
                                NUMBER OF%                OF TOTAL OPTION
                                SECURITIES UNDERLYING     GRANTED TO EMPLOYEES IN            EXERCISE          EXPIRATION
NAME                            OPTIONS GRANTED           FISCAL                             PRICE             DATE
                                                          2001

None

No Executive Officer held options during the 2000 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

None

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of August 31, 2001, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP        OUTSTANDING SHARES
--------------------                --------------------        ------------------
5% STOCKHOLDERS
Michael D. Farkas (2)                        3,716,613                37.43%
294 South Coconut Lane
Miami, Florida 33131

On Mark Enterprises Inc.                       616,650                 6.16%
175 Broadway #D
New York, NY 10038

Matthew Sher (3)                               719,425                 7.19%
176 Broadway, #5D
New York, NY 10038

Scott Mager (4)                                719,425                 7.19%
45 Wall Street #311
New York, NY 10005

Romano Limited                                 946,656                 9.46%
790 Finchley Road
London NW117UR England

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Jamee Kalimi                                    92,448                     *
3314 Oak Drive
Hollywood, Florida 33021

All the Officers and Directors as a Group       92,448                      *

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Includes 101,089 shares held by his wife, Rebecca Farkas, 375,790 shares held by Farkas Group, Inc., 2,105,498 shares held by Atlas Equity Group, Inc., and 1,133,403 shares held by GSM Communications, Inc. Michael D. Farkas is the sole shareholder and principal of the Farkas Group and Atlas Equity Group and is the majority shareholder of GSM Communications. In addition, this amount includes the 30,833 shares owned by Michael D. Farkas personally.

(3) Matthew Sher beneficially owns 616,650 shares as a principal shareholder of On Mark Enterprises Inc. and 102,775 shares personally for a total of 719,425 shares.

(4) Scott Mager beneficially owns 616,650 shares as a principal shareholder of On Mark Enterprises Inc. and 102,775 shares personally for a total of 719,425 shares.

* Less than one percent (1%)

                                    DILUTION

     As of August 31, 2001, we had issued and outstanding 10,008,858 shares of common stock. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on our balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

     Our net tangible book value as of June 30, 2001 was ($22,624)or ($.002) per share. The adjusted pro forma net tangible book value after this offering will be $.012 based on an assumed initial public offering price of $.15 per share and the sale of all shares under this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $.138 cents per share or over 92% of their investment assuming all of the shares offered by the company in this prospectus is sold. The following table describes the dilution effect if 25% of the shares are sold in this offering; 50% of the shares are sold; and if 100% of the shares are sold:

25% of the shares      50% of the shares           100% of the shares

$0.149                 .145                        $0.138

I-Aerobids.com, Inc.
Dilution calculation
As of June 30, 2001
------------------------------------------------------------------------------

                                                       100% of shares                              50% of shares
                                                       --------------                              -------------
                                        Amounts       Number of shares Per share    50% of shares   Number of shares  Per share
                                        -------       ---------------- ---------    -------------   ----------------  ---------
Shareholders' equity (6/30/01)           (22,624.00)  10,008,585         (22,624.00)  10,008,585

Offering to new investors                150,000.00    1,000,000          75,000.00      500,000         37,500         250,000
                                                                                     -----------    -----------     -----------

Tangible book value after offering       127,376      11,008,585    $        0.0116       52,376     10,508,585     $    0.0050
                                      ==========     ===========    ------------     ===========    ===========     -----------

Offering price paid by new investor                                          0.1500                                    $ 0.1500

Tangible book value after offering                                           0.0116                                      0.0050
                                                                        -----------                                 -----------

Dilution for new investor                                                   $0.1384                                    $ 0.1450
                                                                         ===========                                 ===========


I-Aerobids.com, Inc.
Dilution calculation
As of June 30, 2001
Continue
----------------------------------------------------------------------------

               25% of shares
               -------------
 25% of shares    Number of shares   Per share
 -------------    ----------------   ---------
                 (22,624.00)         10,008,585



 -----------    -----------    ----------------

      14,876     10,258,585    $         0.0015
 ===========    ===========    ----------------

                                         0.1500

                                         0.0015

                                  ---------------

                                       $ 0.1485

                                  ===============

                              SELLING STOCKHOLDERS

     The shares being offered for resale by the selling stockholders consist of the 10,008,858 shares of common stock issued to the shareholders of in the spin off from i-Incubator.com, Inc. in January 2001. Other than with respect to, Michael D. Farkas, Rebecca Farkas, Matthew Sher, Scott Mager, and Jamee Kalimi, none of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

     The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 24, 2001 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                  Shares of common                                Shares of common stock
                                  Stock owned prior to    Shares of common stock  owned after offering
Name of selling stockholder       offering(1)             to be sold(1)           Number
Percent(1)
---------------------------       -----------             -------------           ----------------
RICHARD I. ANSLOW                    15,868                15,868                 0                        0
ATLAS EQUITY GROUP INC(2)         2,105,498             2,105,498                 0                        0
BANK AUGUST ROTH                      4,070                 4,070                 0                        0
REBECCA BROCK                       101,089               101,089                 0                        0
ANTHONY C. CAMPIONE                      41                    41                 0                        0
CEDE & CO                         1,027,370             1,027,370                 0                        0
SHAREI CHESED                       204,265               204,265                 0                        0
SCOT COHEN                          330,855               330,855                 0                        0
ALAN CORNELL                          4,070                 4,070                 0                        0
LAUREN CORNELL                        4,070                 4,070                 0                        0
JANE CORNELL                          4,070                 4,070                 0                        0
THOMAS DALE/MAUREEN DALE JT TEN      20,555                20,555                 0                        0
RICHARD DUBNOFF                     123,330               123,330                 0                        0
ECLIPSE FINANCE LTD                  28,736                28,736                 0                        0
THE FARKAS GROUP INC(3)           1,356,630             1,356,630                 0                        0
MICHAEL D. FARKAS                    30,833                30,833                 0                        0
JAMES A FAVIA                         4,070                 4,070                 0                        0
NAOMI FISHMAN                         3,022                 3,022                 0                        0
SHIMON FISHMAN                        3,022                 3,022                 0                        0
FIRST SECURITY INVESTMENTS INC       17,883                17,883                 0                        0
GSM COMMUNICATIONS INC(4)         1,133,403             1,133,403                 0                        0
CONGREGATION BETH HAMEDRASH         184,995               184,995                 0                        0
DAVID HICKS                           4,111                 4,111                 0                        0
JERRY HOROWITZ                        4,070                 4,070                 0                        0
RICHARD HOROWITZ                      4,070                 4,070                 0                        0

                                       30


JAMEE KALIMI                         92,498                92,498                 0                        0
ALAN JABLON                           4,070                 4,070                 0                        0
DAVID S. JONTIFF                      8,222                 8,222                 0                        0
KIM E. KNIGHTES                       3,124                 3,124                 0                        0
KULAT COMMUNICATIONS INC              6,167                 6,167                 0                        0
DEAN B MERCHANT                          10                    10                 0                        0
& PAMELA G. MERCHANT JT TEN                                                       0                        0
KENNETH MICHAEL                          82                    82                 0                        0
NET VANTAGE INC                      28,736                28,736                 0                        0
JOHN OGLE                            28,736                28,736                 0                        0
ON MARK ENTERPRISES INC             616,650               616,650                 0                        0
SAMUEL N RITTER                       4,111                 4,111                 0                        0
RICARDO RODRIGUEZ                     2,056                 2,056                 0                        0
ROMANO LIMITED                      946,656               946,656                 0                        0
SAALIB - DR V. HYSLUP                28,736                28,736                 0                        0
ERIC SEIDEN                         102,775               102,775                 0                        0
CAROLYN SHER                         66,372                66,372                 0                        0
IRWIN SHER                            2,528                 2,528                 0                        0
IRWIN SHER & MARSHA SHER             29,599                29,599                 0                        0
KENNETH SHER                          7,585                 7,585                 0                        0
MARSHA SHER                           2,528                 2,528                 0                        0
MATTHEW SHER                        102,775               102,775                 0                        0
JACKIE STETSON                        4,070                 4,070                 0                        0
JENNIFER STETSON                      4,070                 4,070                 0                        0
TEMPLE KOL EMETH OF GEORGIA         102,775               102,775                 0                        0
TITAN CORPORATION LIMITED           457,812               457,812                 0                        0
CHRIS VALLEY                          4,111                 4,111                 0                        0
PAUL M VARTELAS                         206                   206                 0                        0
WH FUNDING LLC                       41,110                41,110                 0                        0
JOHN J. WARD                         28,366                28,366                 0                        0
ELI WASHSREGER                      147,996               147,996                 0                        0
RICHARD WHALEN                       41,110                41,110                 0                        0
CONGREGATION OF SHAREI YESHUA       107,914               107,914                 0                        0
CHASDAI YICHZOK                     203,368               203,368                 0                        0
JOSEPH ZANDSTRA                      20,555                20,555                 0                        0
CONGREGATION OF SHAREI ZION          41,110                41,110                 0                        0

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2) Michael D. Farkas is a representative of Atlas Equity Group, Inc. and has investment control of the shares of SchoolWurks owned by Atlas Equity Group, Inc.

(3) Michael D. Farkas is a representative of The Farkas Group, Inc. and has investment control of the shares of SchoolWurks owned by The Farkas Group, Inc.

(4) Michael D. Farkas is a representative of GSM Communications, Inc. and has investment control of the shares of SchoolWurks owned by GSM Communications, Inc.

(5) Phil Almer is a representative of Romano Limited and has investment control of the shares of SchoolWorks owned by Romano Limited.

                              PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,

     o transactions involving cross or block trades on any securities or market where our common stock is trading,

     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

     o "at the market" to or through market makers or into an existing market for the common stock,

     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

     o any combination of the foregoing, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc., Michael D. Farkas, the principal shareholder of Schoolwurks is the sole shareholder of Atlas Equity Group, Inc. We currently do not pay any rent to Atlas Equity Group, Inc.

     On October 25, 2000, November 10, 2000, January 17, 2001, February 20, 2001, February 26, 2001, February 28, 2001, March 28, 2001, April 18, 2001, and
May 23, 2001, Atlas Equity Group, Inc. loaned the company an aggregate of $12,934.90. The loans were evidenced by promissory notes of even dates which bear interest of 10% per annum, and are due and payable between January 24, 2001 and May 22, 2002, respectively.

                            DESCRIPTION OF SECURITIES

     The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001 per share and no shares of preferred stock.

COMMON STOCK

     The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

                    DELAWARE BUSINESS COMBINATION PROVISIONS

     We are governed by the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

     o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

     o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

     An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
     o for any transaction from which a director derived an improper personal benefit.

     Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

     We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

     You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

     The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer & Trust Company, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212.

                                     EXPERTS

     The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Salibello & Broder, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              I-AEROBIDS.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS
           FINANCIAL STATEMENTS AS OF JUNE 30, 2001 AND DECEMBER 31,
   2000 AND FOR THE SIX MONTH PERIOD JUNE 30,2001 AND 2000 AND FOR THE PERIOD
          DECEMBER 23, 1999 (DATE OF INCEPTION) THROUGH JUNE 30, 2001

I-AEROBIDS.COM, INC.

(A Development Stage Company)

TABLE OF CONTENTS

----------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                              1

FINANCIAL STATEMENTS AS OF JUNE 30, 2001 AND DECEMBER 31, 2000 AND FOR THE SIX
MONTH PERIOD JUNE 30, 2001 AND 2000 AND FOR THE PERIOD DECEMBER 23, 1999 (DATE
OF INCEPTION) THROUGH JUNE 30, 2001 Balance sheets 2

Statements of operations                                  3

Statements of changes in stockholders' equity             4

Statements of cash flows                                 5-6

Notes to financial statement                            7-11

Signatures

INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors
I-Aerobids.com, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of I-Aerobids.com, Inc. (a development stage company) as of December 31, 2000 and the related statement of operations, change in stockholders' equity and cash flow for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of I-Aerobids.com, Inc. as of December 31, 2000, and the result of its operation and its cash flow for the year ended December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is a development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY

March 27, 2001

I-Aerobid
Balance Sheet


                                                              (unaudited)
                                                             June 30, 2001          December 31, 2000
                                                           --------------------------------------------
ASSETS
CURRENT ASSETS:
      Cash                                                             $ 406                     $ 190
                                                           ------------------     ---------------------
               Total current assets                                      406                       190

TOTAL ASSETS                                                           $ 406                     $ 190
                                                           ==================     =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

      Accounts payable and accrued expenses                          $ 9,905                   $ 6,713
      Loan and advances payable - related party                          190                       335
      Notes payable - related party                                   12,935                     5,000
                                                           ------------------     ---------------------
               Total current liabilities                              23,029                    12,048

STOCKHOLDERS' EQUITY:

      Common Stock, par value $.0001 per share; 50,000,000 shares authorized;
      10,008,585 and 10,000,000 shares issued and outstanding,

        at June 30, 2001 and December 31, 2000,
      respectively                                                     1,009                     1,000
      Additional paid-in capital                                        (909)                     (900)
      Deficit accumulated during the development stage               (22,724)                  (11,958)
                                                           ------------------     ---------------------
                 Total stockholders' equity                          (22,624)                  (11,858)
                                                           ------------------     ---------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 406                     $ 190
                                                           ==================     =====================

I-Aerobid.com
Statement of Operation

                                                                                                                 (Unaudited)
                                                       (Unaudited)                      (Unaudited)            for the period
                                                   six months ended                  three months ended       December 23, 1999
                                                       June 30,                           June 30,           (date of inception) to
                                                      --------                           --------
                                                 2001              2000              2001            2000        June 30, 2001
                                                 ----              ----              ----            ----        -------------
DEVELOPMENT STAGE REVENUES                       $ -                $ -              $ -              $ -                $ -
                                          -------------     --------------    -------------   --------------    -----------------

DEVELOPMENT STAGE EXPENSES:

       Amortization                                0               100                 0               100               100
       Accounting                              5,423                 0             2,923                 0            13,422
       Bank charges                              107                 0                45                 0               137
       Domain names                                0                 0                 0                 0               225
       Legal fees                              2,698                 0               711                 0             5,800
       Licenses and taxes                        200               145               150               100               577
       Office general                              0                 0                 0                 0                41
       Shareholder related services              163                 0                 0                 0               163
       Transfer agent fees                     1,677                 0               253                 0             1,677
       Online services                           190                 0                 0                 0               190
       Printing                                  315                 0                 0                 0               315
                                        ------------      ------------      ------------      ------------      ------------

TOTAL DEVELOPMENT STAGE EXPENSES              10,773               245             4,082               200            22,647
                                        ------------      ------------      ------------      ------------      ------------

       LOSS FROM OPERATIONS                  (10,773)             (245)           (4,082)             (200)          (22,647)

INTEREST EXPENSE                                (494)                0              (323)                0              (577)

NET LOSS                                $    (11,266)     $       (245)     $     (4,405)     $       (200)     $    (23,224)
                                        ============      ============      ============      ============      ============

LOSS PER COMMON SHARE
       Basic and diluted                $    (0.0011)     $    (0.0001)     $    (0.0004)     $    (0.0001)
                                        ============      ============      ============      ============

Weighted-average number of common
shares outstanding                        10,007,684        10,000,000        10,007,684        10,000,000
                                        ============      ============      ============      ============

                                       -3-

I-aerobid.com
Statement of Stockholders' Equity

                                                                                                              DEFICIT
                                                                                                              ACCUMULATED
                                                                                              ADDITIONAL      DURING THE
                                                                             COMMON STOCK     PAID-IN         DEVELOPMENT
                                                               SHARES           AMOUNT        CAPITAL         STAGE          TOTAL
                                                             ------------     ------------  -------------     ------------   ------
Balance, December 23, 1999 (date of inception)                           0            $           $              0$        $      0
Common stock issued to related parties for
  Management services                                           10,000,000        1,000        (900)              0             100

Loss during development stage for the period December 23,
  1999(inception) through  December 31, 1999                             0            0           0          (3,600)         (3,600)
                                                                ----------       ------       -----        --------        --------

Balance, December 31, 1999                                      10,000,000        1,000        (900)         (3,600)         (3,500)

Loss during development stage for the year ended
  December 31, 2000                                                      0            0           0          (8,358)         (8,358)
                                                                ----------       ------       -----        --------        --------

Balance, December 31, 2000                                      10,000,000        1,000        (900)        (11,958)        (11,858)

Increase in common stock issued resulting from agreement
  and plan of distribution ("spin-off")                              8,585            9          (9)              0               0

Loss during development stage for the
six months ended June 30, 2001                                           0            0           0         (11,266)        (11,266)
                                                                ----------       ------       -----        --------        --------

Balance, June 30, 2001                                          10,008,585       $1,009       $(909)       $(23,224)       $(23,124)
                                                                ==========       ======       =====        ========        ========

                                       -4-

I-aerobid.com, Inc.
cash flow

                                                                                                 (Unaudited)
                                                                       (Unaudited)              for the period
                                                                       six months ended       December 23, 1999
                                                                         June 30,           (date of inception) to
                                                                         --------
                                                            2001             2000               June 30, 2001
                                                            ----             ----               -------------
OPERATING ACTIVITIES
Net loss                                                   $ (11,266)          $ (245)        $ (22,724)

Adjustments to reconcile net loss to net cash
used by operations
Amortization                                                       0              100               100

Changes in assets and liabilities
Increase (Decrease) in accounts payable

and accrued expenses                                           3,692                0             9,905
Increase (Decrease) in loans and advances
-related party                                                  (145)             145               190
                                                         ------------     ------------     -------------

       Net cash used by operating activities                  (7,719)               0           (12,529)
                                                         ------------     ------------     -------------

FINANCING ACTIVITIES
Proceeds from short term borrowing - related party             7,935                0            12,935
                                                         ------------     ------------     -------------

       Net cash used for financing activities                  7,935                0            12,935
                                                         ------------     ------------     -------------

INCREASE (DECREASE) IN CASH                                    $ 216       $        0             $ 406
                                                         ============     ==============================

CASH, BEGINNING OF PERIOD                                      $ 190       $        0             $   0
                                                         ============     =============================

CASH, END OF PERIOD                                            $ 406       $        0             $ 406
                                                         ============     ==============================

I-AEROBIDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM DECEMBER 23, 2000 (INCEPTION) TO JUNE 30, 2001
-----------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

         During the six months ended June 30, 2001 and for the cumulative period December 23, 2000 (inception) to June 30, 2001, the Company did not pay any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

         The Company entered into the following non-cash transactions:

         On December 23, 1999, the Company issued 10,000,000 post split shares of common stock in consideration of management services to I-Incubator.Com, Inc. formerly known as Master Communications, Corp. The transaction was valued at $100 (See note 8).

         On January 19, 2001 the Company entered into an agreement and plan of distribution ("spin-off") with its parent company Incubator. Shareholders of Incubator received .4111 shares of the Company's common stock for each share of Incubator. The spin-off resulted in 8,585 additional shares issued due to rounding. The transaction was valued at $9 (See note 8).

              The accompanying notes are an integral part of these
                              financial statements.

I-AEROBIDS.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

1.   ORGANIZATION

     I-Aerobids.com, Inc. ("the Company"), was incorporated on December 23, 1999 under the laws of the State of Delaware. The Company's operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the internet industry. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The company has the authority to issue 50,000,000 shares of common stock and intends to develop an auction website devoted entirely to aviation related parts and accessories. The Company is a development stage company and has had limited activity.

     The Company was a wholly owned subsidiary of I-Incubator.com, Inc. ("Incubator"), formerly known as Master Communication, Inc., a publicly traded company listed on the OTC Electronic Bulletin Board (OTCBB:INQU). It was spun-off by Incubator on January 19, 2001. Upon such spin-off, shareholders of Incubator received 0.4111 shares of the Company for each share of Incubator owned as of February 13, 2001. As a result of the spin-off and share distribution Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, received 2,105,498 shares, representing approximately 21% of the Company's outstanding common stock, The Farkas Group, Inc., in which Michael D. Farkas is a beneficial owner, received 1,356,630 shares representing approximately 13.5% of the Company's outstanding common stock and GSM Communication, Inc., in which Michael D. Farkas is a beneficial owner, received 1,133,403 shares representing approximately 11.3% of the Company's outstanding common stock. Its principal office is located at 1221 Brickell Avenue, Suite 900, Miami, FL 33131.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

I-AEROBIDS.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

     CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

     INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

     NET LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments, only if they are dilative in nature with regards to earnings per share. Since the Company has incurred a net loss since it's inception and there are no convertible instruments, basic loss per share and diluted loss per share are the same.

     STOCK COMPENSATION

     Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

I-AEROBIDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts of its financial instruments. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February, 1999. This statement is not applicable to the Company.

     In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133." SFAS 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and inter company derivatives. The Company does not currently hold derivative instruments or engage in hedging activities. The requirements of SFAS 138 does not have a material effect on our financial statements and related disclosures.

4.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the internet industry, negotiating contracts and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

I-AEROBIDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from December 23, 1999 (inception) to June 30, 2001 aggregated $22,724. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

5.   INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. At June 30, 2001 and December 31, 2000, the Company had net operating loss carryforwards ("NOL's") of $23,224 and $11,958, respectively, which will be available to reduce future taxable income and expense in the year ending December 31, 2015 and 2014, respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                              June 30,      December 31,
                                2001            2000
                                ----            ----
Deferred tax assets           $ 9,173        $ 4,723
Valuation allowance            (9,173)        (4,723)
                               ------         ------

Deferred tax asset, net       $    --        $    --
                              =======        =======

     At June 30, 2001 and December 31, 2000, a valuation allowance has provided and realization of the deferred tax benefit is not likely.

     The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended June 30, 2001 and December 31, 2000, principally due to the following

         U.S. statutory tax rate                  34%
         State and local taxes                     5.5
         Valuation allowance                    (39.5)
                                                -----

         Effective rate                            - %
                                                ======

I-AEROBIDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at June 30, 2001 and December 31, 2000 consisted of the following:


                                                    June 30,              December 31,
                                                       2001                      2000
                                                 ------------------       -----------
         Accounts payable                        $        6,228           $   2,630

         Accrued fees                                     3,600               4,000

         Accrued interest                                   577                  83
                                                 ------------------       -----------
         Total accounts payable accrued expenses $       10,405           $   6,713
                                                 ==================       ===========

7.   NOTE PAYABLE

     As of June 30, 2001 and December 31, 2000, notes payable to related party consist of ten and two individual notes aggregating a total of $12,935 and $5,000, respectively. These notes are short-term borrowings with maturities of less than one year with an interest rate of 10%.

8.   STOCKHOLDERS' EQUITY

     On December 23, 2000 the Company issued 10,000,000, post split, restricted common shares to I-Incubator.com, Inc. ("Incubator") for formation of the company. This transaction was valued at $100.

     On January 19, 2001 the Company entered into an agreement and plan of distribution ("spin-off") with its parent company Incubator. Shareholders of Incubator received .4111 shares of the Company's common stock for each share of Incubator. The spin-off resulted in 8,585 additional shares issued due to rounding.

9.   RELATED PARTY TRANSACTIONS

     During the six months ended June 30, 2001 and year ended December 31, 2000 the Company received funds from I-Incubator.com, Inc. to meet various working capital requirements. These loans and advances total $190 and $335, respectively, and are non-interest bearing, and are due on demand.

     Between October 2000 and May 2001, the Company issued to Atlas Equity Group, Inc. ten promissory notes aggregating $12,935. The promissory notes bear interest of 10% per annum and were due and payable on dates ranging from January 2001 through May 2002. Atlas Equity is a majority shareholder of the company.

                              I-AEROBIDS.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                            DECEMBER 31, 2000 & 1999

I-AEROBIDS.COM, INC.

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT                           1

BALANCE SHEETS                                         2

STATEMENTS OF OPERATIONS                               3

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY          4

STATEMENTS OF CASH FLOWS                              5-6

NOTES TO FINANCIAL STATEMENTS                        7-15

INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors
I-Aerobids.com, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of I-Aerobids.com, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of I-Aerobids.com, Inc. as of December 31, 1999 were audited by other auditors who report dated September 18, 2000, expressed on unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-Aerobids.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY

March 27, 2001

-1-
I-AEROBIDS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

                  ASSETS

                                                                           December 31, 2000   December 31, 1999
                                                                           -----------------   -----------------
CURRENT ASSETS:

Cash                                                                                $    190    $      0
                                                                                    --------    --------
         Total current assets                                                            190           0

TOTAL ASSETS                                                                        $    190    $      0
                                                                                    ========    ========
                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable and accrued expenses                                            $  6,713    $  3,500
    Loan and advances payable - related party                                            335           0
   Notes payable - related party                                                       5,000           0
                                                                                    --------    --------
   Total current liabilities                                                          12,048       3,500

STOCKHOLDERS' EQUITY:

   Common Stock, par value $.0001 per share; 50,000,000 shares authorized;
     10,000,000 shares issued and outstanding,

     at December 31, 2000 and December 31, 1999, respectively                          1,000       1,000
   Additional paid-in capital                                                           (900)       (900)
   Deficit accumulated during the development stage                                  (11,958)     (3,600)
                                                                                    --------    --------
     Total stockholders' equity                                                      (11,858)     (3,500)
                                                                                    --------    --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $    190    $      0
                                                                                    ========    ========

The accompanying notes are an integral part of these financial statements.

I-AEROBIDS.COM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                                                                         FOR THE PERIOD
                                                                   YEAR ENDED           DECEMBER 23, 1999
                                                                   DECEMBER 31          (INCEPTION) TO
                                                                  -----------           DECEMBER 31, 2000
                                                             2000            1999       -----------------
                                                             ----            ----
DEVELOPMENT STAGE REVENUES                               $          0    $          0    $          0

DEVELOPMENT STAGE EXPENSES:

           Amortization                                  $          0    $        100    $        100
           Accounting                                           5,500           2,500           8,000
           Bank charges                                            30               0              30
           Domain names                                           225               0             225
           Legal fees                                           2,102           1,000           3,102
           Licenses and taxes                                     377               0             377
           Office general                                          41               0              41

TOTAL DEVELOPMENT STAGE EXPENSES                                8,275           3,600          11,875

         LOSS FROM OPERATIONS                                  (8,275)   $     (3,600)   $    (11,875)

INTEREST EXPENSE                                                  (83)              0             (83)

NET LOSS                                                       (8,358)         (3,600)   $    (11,958)

LOSS PER COMMON SHARE

           Basic                                         $    (0.0008)   $    (0.0004)
           Diluted                                                 N/A             N/A
                                                          ============    ============

Weighted-average number of common shares outstanding        10,000,000      10,000,000
                                                          ============    ============

The accompanying notes are an integral part of these financial statements.

I-AEROBIDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD DECEMBER 23, 1999 (INCEPTION) THROUGH DECEMBER 31, 2000

                                                                                                        DEFICIT
                                                                                                      ACCUMULATED
                                                                  COMMON STOCK          ADDITIONAL    DURING THE
                                                                  ------------           PAID-IN     DEVELOPMENT
                                                             SHARES          AMOUNT      CAPITAL        STAGE          TOTAL
                                                             -------         -------     --------       ------         -----
Balance, December 23, 1999 (inception)                               0   $        0   $        0    $        0    $        0

Common stock issued to related parties for
  management services                                       10,000,000        1,000         (900)            0           100
                                                            ----------   ----------   ----------    ----------    ----------

Loss during development stage for the period December 23,
1999 (inception) through December 31, 1999                           0            0            0        (3,600)       (3,600)
                                                            ----------        -----         ----       -------       -------

Balance, December 31, 1999                                  10,000,000        1,000         (900)       (3,600)       (3,500)

Loss during development stage for the year
ended December 31, 2000                                              0            0            0        (8,358)       (8,358)
                                                            ----------        -----         ----       -------       -------
Balance, December 31, 2000                                  10,000,000        1,000         (900)      (11,958)      (11,858)
                                                            ==========        =====         ====       =======       =======

                                       F-4

I-AEROBIDS.COM.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

INCREASE (DECREASE IN CASH)

                                                                                       FOR THE PERIOD
                                                                                      DECEMBER 23, 1999
                                                                   YEAR ENDED          (INCEPTION) TO
                                                                    DECEMBER 31       DECEMBER 31, 2000
                                                                    -----------       -----------------
                                                                2000          1999
                                                                ----          ----
OPERATING ACTIVITIES

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE               $ (8,358)   $ (3,600)   $(11,958)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED BY
OPERATIONS

AMORTIZATION                                                          0         100         100
INCREASE (DECREASE) IN ACCOUNTS PAYABLE AND ACCRUED EXPENSES      3,213       3,500       6,713
INCREASE (DECREASE) IN LOANS AND ADVANCED PAYABLES-RELATED PARTY    335           0         335
                                                                 ------       -----      ------

     NET CASH USED BY OPERATING ACTIVITIES                       (4,810)          0      (4,810)
                                                                 ------       -----      ------

FINANCING ACTIVITIES

     PROCEED FROM SHORT TERM BORROWINGS-NET                       5,000           0       5,000
                                                                 ------       -----      ------

      NET CASH USED FOR FINANCING ACTIVITIES                      5,000           0       5,000
                                                                 ------       -----      ------

      INCREASE (DECREASE) IN CASH                                   190           0         190
                                                                 ------       -----      ------
      CASH, BEGINNING OF YEAR                                         0           0           0
                                                                 ------       -----      ------
      CASH, END OF YEAR                                        $    190    $      0    $    190
                                                               ========    ========    ========

              The accompanying notes are an integral part of these
                              financial statements.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                          INCREASE (DECREASE IN CASH)

     FOR THE PERIOD FROM DECEMBER 23, 1999 (INCEPTION) TO DECEMBER 31, 2000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     During the year ended December 31, 2000 and for the cumulative period December 23, 1999 (inception) to December 31, 2000, the Company did not pay or accrue any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     The Company entered into the following non-cash transactions: During the period ended December 31, 1999, the Company issued 10,000,000 post split shares of common stock in consideration of management services to I-Incubator.Com, Inc. formerly known as Master Communications, Corp. The transaction was valued at $100. (See note 6).

The accompanying notes are an integral part of these financial statements.

                               I-AEROBIDS.COM, INC

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     I-Aerobids.com, Inc. ("the Company"), a wholly owned subsidiary of I-Incubator.com, Inc., was incorporated on December 23, 1999 under the laws of the State of Delaware. The Company's operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the internet industry. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The company has the authority to issue 50,000,000 shares of common stock and intends to develop an auction website devoted entirely to aviation related parts and accessories. The Company is a development stage company and has had limited activity.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

MANAGEMENT DECISION NOT TO CONSOLIDATE

     Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority Owned Subsidiaries," encourages the use of consolidated financial statements between a parent company and its subsidiaries unless:

     a) Control is likely to be temporary, b) Control does not rest with the majority owner(s), or c) Minority stockholders have certain approval or veto rights that allow them to exercise significant control over major management decisions in the ordinary course of business.

The management of I-Incubator.com, Inc., a related party, in which Michael D. Farkas is a beneficial owner, believes that its control is temporary. Therefore, management believes that separate financial statements are appropriate and properly reflect the Company's current operating results.

INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

NET LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments, only if they are dilative in nature with regards to earnings per share. Since the Company has incurred a net loss since it's inception and there are no convertible instruments, basic loss per share and diluted loss per share are the same.

STOCK COMPENSATION

     The Company has adopted SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 encourages the use of the fair market method to account for transactions involving stock base compensation that are entered into fiscal years beginning after December 15, 1995. Under the fair value method, the issuance of equity instruments to non-employees in exchange for goods or services, should be accounted for based on the fair value of the goods or services received or the fair value of the income instruments issued, whichever is more reliably measured.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts of its financial instruments. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 2 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
     -----------------------------------------

     In June 1997, the Financial Accounting Standards Board ('FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect on the Company's financial statements.

     In June 1997, FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". This statement establishes additional standards for segment reporting in financial statements and is effective for financial statements for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have a material effect on the Company's financial statements.

     In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption did not have a material impact on the Company's financial position or results of operations.

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

     SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after The Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises", is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February, 1999. This statement is not applicable to the Company.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 3 - DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS
     ------------------------------------------------------

     The Company's initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the internet industry, negotiating contracts and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from December 23, 1999 (inception) to December 31, 2000 aggregated $11,958. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 4 - INCOME TAXES
         ------------

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. At December 31, 2000 and December 31, 1999, the Company had net operating loss carryforwards ("NOL's") of $11,958 and $3,600, respectively, which will be available to reduce future taxable income and expense in the year ending December 31, 2015 and 2014, respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                  December 31,               December 31,
                                  2000                       1999
                                  ----                       ----
Deferred tax assets              $     4,723                 $   1,422

Valuation allowance                  (4,723)                   (1,422)
                                 -----------                 ---------

Deferred tax asset, net          $         -                 $       -
                                     ======                    ======

At December 31, 2000 and December 31, 1999, a valuation allowance has provided and realization of the deferred tax benefit is not likely.

The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended December 31, 2000 and December 31, 1999, principally due to the following

U.S. statutory tax rate                 34%
State and local taxes                   5.5
Valuation allowance                  (39.5)
                                      -----

Effective rate                          - %
                                        ===

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     -------------------------------------

     Accounts payable and accrued expenses at December 31, 2000 and December 31, 1999 consisted of the following:


                                                 December 31,              December 31,
                                                       2000                       1999
                                                 ----------                -----------
Accounting fees                                  $        5,500            $        2,500
Legal fees                                                1,000                     1,000
General expenses                                          213                       0
                                                          ---                       -
Total accounts payable accrued expenses          $        6,713            $        3,500
                                                          =====                     =====

NOTE 6 - STOCKHOLDERS' EQUITY
-----------------------------

     On December 23, 1999 the Company issued 10,000,000, post split, restricted common shares to I - Incubator.com, Inc. ("Incubator") for formation of the company. This transaction was valued at $100.

NOTE 7 - RELATED PARTY TRANSACTIONS
-----------------------------------

     During the year ended December 31, 2000 the Company received funds from I-Incubator.com, Inc. to meet various working capital requirements. These loans and advances total $335 and are non- interest bearing, and are due on demand.

         On October 25, 2000, the Company executed a note payable to Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael Farkas (Director of I-Incubator), for principal sum of $3,000 at a rate of 10% per annum. The entire principal amount and accrued interest are due and payable on January 24, 2001.

     On November 10, 2000 the Company executed a note payable to Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael Farkas (Director of I-Incubator) for a principal sum of $2,000 at a rate of 10% per annum. The entire principal amount and accrued interest are due and payable on February 9, 2001.

                              I-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 8 - SUBSEQUENT EVENT
--------------------------

     During the first quarter ending March 31, 2001, the Company issued a series of promissory notes to Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, for an aggregating sum of $5,734.90. The promissory notes each bear interest at a rate of 10% per annum. The promissory notes principal amounts and accrued interest are due and payable on dates ranging from April 2001 to June 2001.

     On January 19, 2001, the Company entered into an agreement and plan of distribution ("spin- off") with I-Incubator. Upon spin-off, the shareholders of I-Incubator received 0.411 shares of the Company's common stock for each share of I-Incubator owned as of February 13, 2001, totaling 10,008,585 common shares. As a result of this spin-off and share distribution Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, received 2,105,498 shares, representing approximately 21% of the Company's outstanding common stock and The Farkas Group, Inc., in which Michael D. Farkas is a beneficial owner, received 1,356,630 shares representing approximately 13.5% of the company's common stock.

                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT                             1

BALANCE SHEETS                                           2

STATEMENT OF OPERATIONS                                  3

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY             4

STATEMENT OF CASH FLOWS                                5-6

NOTES TO FINANCIAL STATEMENTS                         7-13

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder and
 Board of Directors

i-Teleco.com, Inc.
(a development stage company)
Miami, Florida

We have audited the accompanying balance sheets of i- Aerobids.com, Inc., a development stage company), as of December 31, 1999 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the periods December 23, 1999 (inception) to

December31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of i-Aerobids.com, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company. The realization of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Berenfeld, Spritzer, Shechter and Sheer
Miami, Florida

September 18, 2000
                              i-AEROBIDS.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                DECEMBER 31, 1999

                                     ASSETS

                                                        DECEMBER 31,
                                                            1999
                                                      -----------------
CURRENT ASSETS:
Cash                                                  $         0
                                                   --------------------
TOTAL ASSETS                                          $         0
                                                   ====================
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:

     Accrued expenses payable                               3,500
                                                   --------------------

STOCKHOLDER'S EQUITY (DEFICIT):

     Common Stock,  $.0001 par value,
      50,000,000 shares authorized,
      100,000 shares issued and
      outstanding respectively                                 10
     Additional paid-in capital                                90
     Deficit accumulated during

      the development stage                                (3,600)
                                                   --------------------
      Total Stockholder's Equity

       (Deficit)                                           (3,500)
                                                   --------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY (DEFICIT)$                     $         0
                                                   ====================

The accompanying notes are an integral part of these financial statements
                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                  FOR THE PERIOD DECEMBER 23, 1999 (INCEPTION)
                              TO DECEMBER 31, 1999

DEVELOPMENT STAGE REVENUES       $          0
                             -------------------------
DEVELOPMENT STAGE EXPENSES:
     Amortization                         100
     Accounting                         2,500
     Legal fees                         1,000
                             -------------------------
Total development stage expenses        3,600
                             -------------------------
DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE     $       (3,600)
                            ===========================
LOSS PER SHARE:
     Basic                     $      (0.0360)
                            ===========================
     Diluted                            N/A
                            ===========================

Weighted-average of common
     shares outstanding              100,000
                           ============================

The accompanying notes are an integral part of these financial statements
                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

        FOR THE PERIOD DECEMBER 23, 1999 (INCEPTION) TO DECEMBER 31, 1999

DEFICIT

                                                                                            ACCUMULATED
                                                                           ADDITIONAL       DURING THE
                                             COMMON STOCK                  PAID-IN          DEVELOPMENT
                                        SHARES          AMOUNT             CAPITAL          STAGE              TOTAL
                                        ------          ------             -------          -----              -----
Balance, December 23, 1999
     (inception)                              0          $     0          $     0          $     0           $     0

Common stock issued to related
 party for management
 services                               100,000               10               90                0               100

Deficit accumulated during the
 development stage for the
 period December 23, 1999
 (inception)
 to December 31, 1999                         0                0                0           (3,600)           (3,600)
                                        -------               --               --           ------            ------

Balance,
 December 31, 1998                      100,000               10               90           (3,600)           (3,500)
                                        =======               ==               ==           ======            ======

The accompanying notes are an integral part of these financial statements
                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                  FOR THE PERIOD DECEMBER 23, 1999 (INCEPTION)

                              TO DECEMBER 31, 1999

                           INCREASE (DECREASE) IN CASH

OPERATING ACTIVITIES:
  Deficit accumulated during the
   development stage                        $       (3,600)

  Adjustments to reconcile net loss to net cash used by operations:

     Amortization                                      100
     Increase in accrued expenses                    3,500
      Net Cash Used for

                                            --------------

      Operating Activities                               0
                                            --------------
INVESTING ACTIVITIES:
     Net Cash Used for

      Investing Activities                               0
                                            --------------
FINANCING ACTIVITIES:
     Net Cash Provided by

       Financing Activities                              0
                                            --------------
INCREASE IN CASH                                         0
                                            --------------
CASH, BEGINNING OF PERIOD                                0
                                            --------------
CASH, END OF PERIOD                          $           0
                                             =============

The accompanying notes are an integral part of these financial statements
                               i-TELECO.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEARS ENDED DECEMBER 31, 1999
                              AND 1998 AND FOR THE
                 CUMULATIVE PERIOD DECEMBER 23, 1999 (INCEPTION)
                              TO DECEMBER 31, 1999

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

During the period ended December 31, 1999 the Company did not pay any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES

The Company entered into the following non-cash transaction:

During the period ended December 31, 1999, the Company issued 100,000 shares of common stock in consideration of management services to I-Incubator.com, Inc. formerly known as Master Communications, Corp. The transaction was valued at $100. (see note 6).

                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1 -  NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES
-----------------------------------------------------------

ORGANIZATION

i-Aerobids.com, Inc. ("the Company"), a wholly owned subsidiary of i-Incubator.com, Inc. ("Incubator"), was incorporated on December 23, 1999, under the laws of the State of Delaware. The Company's operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the internet industry. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The Company has the authority to issue 50,000,000 shares of common stock and intends to develop an auction website devoted entirely to aviation related parts and accessories. The Company is a development stage company and has had limited activity.

MANAGEMENT DECISION NOT TO CONSOLIDATE

Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority Owned Subsidiaries", encourages the use of consolidated financial statements between a parent company and its subsidiaries unless:

     a.     Control is likely to be temporary,
     b.     Control does not rest with the majority
            owner(s), or
     c. Minority shareholders have certain approval or veto rights that allow them to exercise significant control over major management decisions in the ordinary course of business.

The management of i-Incubator intends to spin off the Company and believes that its control is temporary. Therefore, management believes that separate financial statements are appropriate and properly reflect current operating results.

                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1 -  NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES
-----------------------------------------------------------

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and for the reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CARRYING VALUES

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when
                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1 -  NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES (CONT'D)
-----------------------------------------------------------

INCOME TAXES (CONT'D)

necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities because the deferred tax allowance offsets the deferred tax asset in its entirety.

NET LOSS PER SHARE

The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments, only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses since its inception and there are no convertible instruments, basic loss per share and diluted loss per share are the same.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts of its financial instruments. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

                              i-AEROBIDS.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 2 -  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
---------------------------------------------------

In June, 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This SFAS requires companies to classify items of other comprehensive income by their nature in financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 does not affect the Company's financial statements.

In June, 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". This SFAS established additional standards for segment reporting in financial statements and is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 does not affect the Company's financial statements.

In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities" ("SOP 98-5"). Pursuant to this statement, the Company is required to expense all start-up costs related to new operations.

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management believes that SFAS No. 133 does not affect the Company's financial statements.

SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises", is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This SFAS does not affect the Company's financial statements.

                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 2 -  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONT'D)
-----------------------------------------------------------

SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February, 1999. This SFAS does not affect the Company's financial statements.
NOTE 3 -  DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN
          MATTERS
---------------------------------------------------------

The Company's initial activities have been devoted to developing a business plan, negotiating contracts and raising capital for future operations and administrative functions.

The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until such time as adequate revenues are realized from operations.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from December 23, 1999 (inception) to December 31, 1999 aggregated ($3,600). The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

                              i-AEROBIDS.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 4 -     DEFERRED INCOME TAXES
------------------------------------

The Company has a carry-forward loss for income tax purposes of $3,600 that may be offset against future taxable income. The carry-forward loss expires at various times through the year 2019. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax asset. The deferred tax asset and valuation allowance as of December 31, 1999 were as follows:


                                                         1999

                                       ----------------------------------------
Deferred tax assets arising                         $       540
 from net operating loss

Less:  Valuation allowance                                 (540)
                                       ----------------------------------------
Net Deferred Tax Asset                              $         0
                                       ========================================

NOTE 5 -     ACCRUED EXPENSES
-----------------------------

Accrued expenses at December 31, 1999 are as follows:

Accrued accounting fees $   2,500
Accrued legal fees          1,000
                        -----------
Total                   $   3,500
                        ===========

NOTE 6 -     DUE TO AFFILIATE - RELATED PARTY
----------------------------------------------

As of December 23, 1999, the Company issued 100,000 restricted common shares to i-Incubator.com, Inc. ("Incubator") formerly known as Master Communications Corp., in consideration for management services valued at $100. Incubator is deemed to be a founder and affiliate of the Company.

                              SCHOOLWURKS, INC.

                         11,008,858 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  August , 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     `Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     The registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VII of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee         $     100
Legal fees and expenses (1)         $  12,500
Accounting fees and expenses (1)    $   7,500
Miscellaneous (1)                   $       0
Total (1)                           $  15,100

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On December 23, 1999, the Company issued 100,000 shares to i-Incubator as a wholly owned subsidiary of i-Incubator.com, Inc. and 100,000 shares were issued to i-Incubator.com, Inc. in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares met the requirements for this exemption since i-Incubator.com, Inc. was qualified in terms of financial sophistication and had access to material information about the Company. On October 10, 2000, the Shareholder and Director of the Company authorized a 100 for 1 forward stock split increasing the amount of outstanding shares owned by i-Incubator.com, Inc., the sole shareholder, to 10,000,000 shares.

     On January 19, 2001, i-Incubator authorized the spin off and distribution of its common stock of SCHOOLWURKS, INC. to its shareholders of record at the rate of .411 shares of SCHOOLWURKS, INC. for each i-Incubator share owned. Pursuant to Question 7 of the Staff Legal Bulletin No. 4 from the Division of Corporate Finance, Securities and Exchange Commission dated September 16, 1997 securities received by shareholders in a spin-off that meet the conditions described in response to Question 4, generally are not "restricted securities". The shares which were distributed pursuant to the spin-off are free trading since the spin-off met the requirements of Question 4 as set forth:

     o I-Incubator shareholders did not provide consideration for the spun-off shares
     o The spin-off was pro-rata to the i-Incubator shareholders as set forth above;
     o I-Incubator provided adequate information about the spin-off and SchoolWorks to its shareholders and to the trading markets since Preliminary and Definitive 14C Information Statements were filed with the Securities and Exchange Commission and the Definitive 14C Information Statement was forwarded to the i-Incubator shareholders;

     o i-Incubator had a valid business purpose for the spin-offs as set forth in the 14C Definitive Information Statement.

     o Since the spin-off satisfies the conditions described above, then i-Incubator did not have to hold the "restricted securities" for two years pursuant to this requirement

The following sets forth the shareholders and the amount of our shares received in the spin off:


                                  Shares of common                                Shares of common stock
                                  Stock owned prior to    Shares of common stock  owned after offering
Name of selling stockholder       offering(1)             to be sold(1)           Number
Percent(1)

---------------------------       -----------             -------------           ------
----------
RICHARD I. ANSLOW                    15,868                15,868                 0                        0
ATLAS EQUITY GROUP INC(2)         2,105,498             2,105,498                 0                        0
BANK AUGUST ROTH                      4,070                 4,070                 0                        0
REBECCA BROCK                       101,089               101,089                 0                        0
ANTHONY C. CAMPIONE                      41                    41                 0                        0
CEDE & CO                         1,027,370             1,027,370                 0                        0
SHAREI CHESED                       204,265               204,265                 0                        0
SCOT COHEN                          330,855               330,855                 0                        0
ALAN CORNELL                          4,070                 4,070                 0                        0
LAUREN CORNELL                        4,070                 4,070                 0                        0
JANE CORNELL                          4,070                 4,070                 0                        0
THOMAS DALE/MAUREEN DALE JT TEN      20,555                20,555                 0                        0
RICHARD DUBNOFF                     123,330               123,330                 0                        0
ECLIPSE FINANCE LTD                  28,736                28,736                 0                        0
THE FARKAS GROUP INC(3)           1,356,630             1,356,630                 0                        0
MICHAEL D. FARKAS                    30,833                30,833                 0                        0
JAMES A FAVIA                         4,070                 4,070                 0                        0
NAOMI FISHMAN                         3,022                 3,022                 0                        0
SHIMON FISHMAN                        3,022                 3,022                 0                        0
FIRST SECURITY INVESTMENTS INC       17,883                17,883                 0                        0
GSM COMMUNICATIONS INC(4)         1,133,403             1,133,403                 0                        0
CONGREGATION BETH HAMEDRASH         184,995               184,995                 0                        0
DAVID HICKS                           4,111                 4,111                 0                        0
JERRY HOROWITZ                        4,070                 4,070                 0                        0
RICHARD HOROWITZ                      4,070                 4,070                 0                        0

                                      II-3


JAMEE KALIMI                         92,498                92,498                 0                        0
ALAN JABLON                           4,070                 4,070                 0                        0
DAVID S. JONTIFF                      8,222                 8,222                 0                        0
KIM E. KNIGHTES                       3,124                 3,124                 0                        0
KULAT COMMUNICATIONS INC              6,167                 6,167                 0                        0
DEAN B MERCHANT                          10                    10                 0                        0
& PAMELA G. MERCHANT JT TEN                                                       0                        0
KENNETH MICHAEL                          82                    82                 0                        0
NET VANTAGE INC                      28,736                28,736                 0                        0
JOHN OGLE                            28,736                28,736                 0                        0
ON MARK ENTERPRISES INC             616,650               616,650                 0                        0
SAMUEL N RITTER                       4,111                 4,111                 0                        0
RICARDO RODRIGUEZ                     2,056                 2,056                 0                        0
ROMANO LIMITED                      946,656               946,656                 0                        0
SAALIB - DR V. HYSLUP                28,736                28,736                 0                        0
ERIC SEIDEN                         102,775               102,775                 0                        0
CAROLYN SHER                         66,372                66,372                 0                        0
IRWIN SHER                            2,528                 2,528                 0                        0
IRWIN SHER & MARSHA SHER             29,599                29,599                 0                        0
KENNETH SHER                          7,585                 7,585                 0                        0
MARSHA SHER                           2,528                 2,528                 0                        0
MATTHEW SHER                        102,775               102,775                 0                        0
JACKIE STETSON                        4,070                 4,070                 0                        0
JENNIFER STETSON                      4,070                 4,070                 0                        0
TEMPLE KOL EMETH OF GEORGIA         102,775               102,775                 0                        0
TITAN CORPORATION LIMITED           457,812               457,812                 0                        0
CHRIS VALLEY                          4,111                 4,111                 0                        0
PAUL M VARTELAS                         206                   206                 0                        0
WH FUNDING LLC                       41,110                41,110                 0                        0
JOHN J. WARD                         28,366                28,366                 0                        0
ELI WASHSREGER                      147,996               147,996                 0                        0
RICHARD WHALEN                       41,110                41,110                 0                        0
CONGREGATION OF SHAREI YESHUA       107,914               107,914                 0                        0
CHASDAI YICHZOK                     203,368               203,368                 0                        0
JOSEPH ZANDSTRA                      20,555                20,555                 0                        0
CONGREGATION OF SHAREI ZION          41,110                41,110                 0                        0

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

     3.1  Certificate of Incorporation of the Company.

     3.2 Certificate of Amendments of the Certificate of Incorporation of the Company.

     3.3  By-laws of the Company.

     5.1  Opinion of Anslow & Jaclin LLP

     23.1 Consent of Salibello & Broder LLP

     23.2 Consent of Berenfeld Spritzer Schecter & Sheer

     23.3 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on page II-6 of the registration statement)

Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 15th day of November, 2001.

                                  SCHOOLWURKS, INC.

                                  By: /s/ Jamee Kalimi
                                  ----------------------
                                          Jamee Kalimi
                                          President and Secretary

                                POWER OF ATTORNEY

     The undersigned directors and officers of SCHOOLWURKS, INC. hereby constitute and appoint Jamee Kalimi, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                     DATE

/s/ Jamee Kalimi                    President                 November 15, 2001
------------------------------      Secretary and Director
    Jamee Kalimi